EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Ballard Power Systems Inc.:

We consent to the use of our report incorporated by reference herein.  Our report includes additional comments for U.S. readers on changes in accounting principles.

/s/ KPMG LLP

Chartered Accountants

Vancouver, Canada

July 29, 2004